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                                                                     EXHIBIT 5.1

                               OPINION OF COUNSEL

                                                                  March 19, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

    Re:  Data Dimensions, Inc.
       Registration No. 333-841

Ladies and Gentlemen:

    We are acting as counsel to Data Dimensions, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement under the Securities Act of 1933 (Registration No. 333-841) filed by the Company with the Securities and Exchange Commission on Form SB-2 (the "Registration Statement"), and the proposed sale by the Company of the securities described on the facing page of the Registration Statement (the "Securities").

    In connection with the foregoing, we are of the opinion that the Securities, when sold, will be legally issued, fully paid and non-assessable.

    We hereby authorize and consent to the use of this opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,

                                          GARVEY, SCHUBERT & BARER

                                          By:
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                                            Bruce A. Robertson